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                           TRANSFER AGENCY AGREEMENT


Agreement made as of the 1st day of October, 1993 between Marquis Funds, ("Fund") a Massachusetts business trust, having its principal office and place of business at CT Corporation, 2 Oliver Street, Boston, MA 02109 and Supervised Service Company Inc., ("SSC") a Delaware corporation having its principal office and place of business at 120 South LaSalle, Chicago IL 60603 (hereinafter referred to as the "Transfer Agent").

                                  WITNESSETH:

That for and in consideration of the mutual promises hereinafter set forth, the parties hereto covenant and agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

Whenever used in this Agreement, the following words and phrases shall have the following meanings:

      1. "Approved Institution" shall mean an entity so named in a Certificate. From time to time the Fund may amend a previously delivered Certificate by delivering to the Transfer Agent a Certificate naming an additional entity or deleting any entity named in a previously delivered Certificate.

      2.  The "Board of Directors" shall mean the Board of Trustees of the Fund.

      3. "Certificate" shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to the Transfer Agent by the Fund which is signed by any Officer, as hereinafter defined, and actually received by the Transfer Agent.

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      4.  "Custodian" shall mean the financial institution appointed as custodian under the terms and conditions of the Custody Agreement between the financial institution and the Fund, or its successor(s).

      5. "Fund Business Day" shall be deemed to be each day on which the New York Stock Exchange, Inc. is open for trading.

      6. "Officer" shall be deemed to be the Fund's President, any Vice President of the Fund, the Fund's Secretary, the Fund's Treasurer, the Fund's Controller, any Assistant Controller of the Fund, any Assistant Treasurer of the Fund and any Assistant Secretary of the Fund, and any other person duly authorized by the Board of Trustees of the Fund to execute any Certificate, instruction, notice or other instrument on behalf of the Fund and named in the Certificate annexed hereto as Appendix A, as such Certificate may be amended from time to time, and any person reasonably believed by the Transfer Agent to be such a person.

      7. "Out-of-Pocket Expenses" means amounts reasonably necessary and actually incurred by Transfer Agent in the provision of transfer Agent services or pursuant to this Agreement for the following purposes: postage (and first class mail insurance in connection with mailing share certificates), envelopes, check forms, continuous forms, forms for reports and statements, stationery, and other similar items, telephone and telegraph charges incurred in answering inquiries from dealers or shareholders, microfilm used to record transactions in shareholder accounts and computer tapes used for permanent storage of records and cost of insertion of materials in mailing envelopes by outside firms. Transfer Agent may, at its option, arrange to have various service providers submit invoices directly to the Fund for payment of out-of-pocket expenses reimbursable hereunder: and such other expenses paid or incurred by Transfer Agent at the request of the Fund. Any charges associated with special or exception processing shall also be considered Out-of-Pocket Expenses.

      8. "Prospectus" shall mean the last Fund prospectus and any supplements actually received by the Transfer Agent from the Fund with respect to which the Fund has indicated a registration statement under the Federal Securities Act of 1933 has become effective, including the Statement of Additional Information, incorporated by reference therein.

      9. "Shares" shall mean all or any part of each class or series of the shares of beneficial interest of the Fund or Portfolio listed in the Certificate as to which the Transfer Agent acts as transfer agent hereunder, as may be amended from time to time, which are authorized and/or issued by the Fund.

     10. "Transfer Agent" shall mean Supervised Service Company, Inc., ("SSC"), as transfer agent and dividend disbursing agent under the terms and conditions of this Agreement, its successor(s) or assign(s).


                                  ARTICLE II

                          APPOINTMENT OF TRANSFER AGENT

      1. The Fund hereby constitutes and appoints the Transfer Agent as transfer agent of all the Shares of the Fund and as

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dividend disbursing agent during the period of this Agreement.

     2. The Transfer Agent hereby accepts appointment as transfer agent and dividend disbursing agent and agrees to perform duties thereof as hereinafter set forth.

     3. In connection with such appointment, the Fund upon the request of the Transfer Agent, shall deliver the following documents to the Transfer Agent:

         (i) A copy of the Declaration of Trust of the Fund and all amendments thereto certified by the Secretary of the Fund;

         (ii) A copy of the By-Laws of the Fund certified by the Secretary of the Fund;

         (iii) A copy of a resolution of the Board of Trustees of the Fund certified by the Secretary of the Fund appointing the Transfer Agent and authorizing the execution of this Transfer Agency Agreement;

         (iv) A Certificate signed by the Secretary of the Fund specifying: the number of authorized Shares, the number of such authorized Shares issued, the number of such authorized Shares issued and currently outstanding; the names and specimen signatures of the Officers of the Fund; and the name and address of the legal counsel for the Fund;

         (v) Specimen Share certificate for each or series class of Shares, if any, in the form approved by the Board of Trustees of the Fund (and in a format compatible with the Transfer Agent's system), together with a Certificate signed by the Secretary of the Fund as to such approval;

         (vi) Copies of the Fund's Registration Statement, as amended to date, and the most recently filed Post-Effective Amendment thereto, filed by the Fund with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and under the Investment Company Act of 1940, as amended, together with any applications filed in connection therewith; and

         (vii) Opinion of counsel for the Fund with respect to the validity of the authorized and outstanding Shares, whether such Shares are fully paid and non-assessable and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable federal law or regulation (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefor.)

                                  ARTICLE III

                     AUTHORIZATION AND ISSUANCE OF SHARES

     1. The Fund shall deliver to the Transfer Agent the following documents on or before the effective date of any increase or decrease in the total number of Shares authorized to be issued:

         (a) A certified copy of the amendment to the Declaration of Trust, if any, giving effect to such increase or decrease;

         (b) In the case of an increase, an opinion of counsel for the Fund with respect to the validity of the Shares of the Fund and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable federal law or regulation (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefor); and

         (c) In the case of an increase, if the appointment of the Transfer Agent was theretofore expressly limited, a certified copy of a resolution of the Board of Trustees of the Fund increasing the authority of the Transfer Agent.

     2. Prior to the issuance of any additional Shares of the Fund pursuant to stock splits, etc., and prior to any reduction in the number of shares outstanding, the Fund shall deliver the following documents to the Transfer
Agent:
         (a) A certified copy of the resolution(s) adopted by the Board of Trustees and/or the shareholders of the Fund authorizing such issuance of additional Shares of the Fund or such reduction, as the case may be, and

         (b) An opinion of counsel for the Fund with respect to the validity of the Shares of the Fund and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable federal law or regulation (i.e., if
                                                                      ----
subject to registration, that they have been registered and that the Registration Statement has become effective, or, if exempt, the specific grounds therefor).

                                  ARTICLE IV

                    RECAPITALIZATION OR CAPITAL ADJUSTMENT

     1. In the case of any negative stock split, recapitalization or other capital adjustment requiring a change in the form of Share certificates, the Transfer Agent will issue Share certificates in

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the new form in exchange for, or upon transfer of, outstanding Share certificates in the old form, upon receiving:

         (a) A Certificate authorizing the issuance of the Share certificates in the new form;

         (b) A certified copy of any amendment to the Declaration of Trust with respect to the change;

         (c) Specimen Share certificates for each class of Shares in the new form approved by the Board of Trustees of the Fund, with a Certificate signed by the Secretary of the Fund as to such approval; and

         (d) An opinion of counsel for the Fund with respect to the validity of the Shares in the new form and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable federal law or regulation (i.e., if subject to registration, that the Shares have been registered and that
 ----
the Registration Statement has become effective or, if exempt, the specific grounds therefor.)

     2. If the Fund issues Share certificates, the Fund at its expense shall furnish the Transfer Agent with a sufficient supply of blank Share certificates in the new form and from time to time will replenish such supply upon the request of the Transfer Agent. Such blank Share certificates shall be compatible with the Transfer Agent's system and shall be properly signed by facsimile or otherwise by Officers of the Fund authorized by law or by the By-Laws to sign Share certificates and, if required shall bear the corporate Seal or facsimile thereof. The Fund agrees to indemnify

                                       7

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and exonerate, save and hold the Transfer Agent harmless, from and against any and all claims or demands that may be asserted against the Transfer Agent with respect to the genuineness of any Share certificate supplied to the Transfer Agent pursuant to this section.

                                   ARTICLE V

                                   ISSUANCE,

                       REDEMPTION AND TRANSFER OF SHARES

     1. (a) The Transfer Agent acknowledges that it has received a copy of the Fund's prospectus and statement of additional information, which prospectus and statement of additional information describe how sales and redemption of shares of the Fund shall be made, and the Transfer Agent agrees to accept purchase orders and redemption requests with respect to Fund shares on each Fund Business Day in accordance with such prospectus and statement of additional information; provided, however, that the Transfer Agent shall only accept purchase orders from states in which the shares of the Fund are registered. The Fund shall provide the Transfer Agent with a listing of the states where the Fund is registered on a periodic basis. The Fund agrees to provide the Transfer Agent with sufficient advance notice to enable the Transfer Agent to effect any changes in the procedures set forth in the prospectus and statement of additional information regarding such purchase and redemption procedure; provided, however, that in no event will such advance notice be less than 30 days.

         (b)  The Transfer Agent shall also accept with respect to

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

each Fund Business Day, at such times as are agreed upon from time to time by the Transfer Agent and the Fund, a computer tape consistent in all respects with the Transfer Agent's tape layout package, as amended from time to time, which is believed by the Transfer Agent to be furnished by or on behalf of any Approved Institution. The Transfer Agent shall not be liable for any losses or damages to the Fund or its shareholders in the event that a computer tape or electronic data transmission from an Approved Institution is unable to be processed for any reason beyond the control of the transfer Agent, or if any of the information on such tape or transmission is found to be incorrect.

      2. On each Fund Business Day the Transfer Agent shall, as of the time at which the Fund computes the net asset value of the Fund, issue to and redeem from the accounts specified in a purchase order, redemption request, or computer tape, which in accordance with the Prospectus is effective on such Fund Business Day, the appropriate number of full and fractional Shares based on the net asset value per Share of such Fund specified in an advice received on such Fund Business Day from the Fund. Notwithstanding the foregoing, if a redemption specified in a computer tape is for a dollar value of Shares in excess of the dollar value of uncertificated Shares in the specified account, the Transfer Agent shall not effect such redemption in whole or in part and shall within twenty-four hours orally advise the Approved Institution which supplied such tape of the discrepancy.

      3. In connection with a reinvestment of a dividend or distribution of Shares of the Fund, the Transfer Agent shall as of each Fund Business Day, as specified in a Certificate or resolution described in paragraph 1 of succeeding Article VI, issue Shares of the Fund based on the net asset value per Share of such Fund specified in an advice received from the Fund on such Fund Business Day.

     4. On each Fund Business Day the Transfer Agent shall supply the Fund with a statement specifying with respect to the immediately preceding Fund Business
Day: the total number of Shares of the fund (including fractional Shares) issued and outstanding at the opening of business on such day; the total number of Shares of the Fund sold on such day, pursuant to preceding paragraph 2 of this Article; the total number of Shares of the Fund redeemed from Shareholders by the Transfer Agent on such day; the total number of Shares of the Fund, if any, sold on such day pursuant to preceding paragraph 3 of this Article, and the total number of Shares of the Fund issued and outstanding.

     5. In connection with each purchase and each redemption of Shares, the Transfer Agent shall send such statements as are prescribed by the Federal Securities laws applicable to transfer agents and Section 8-408 of the Uniform Commercial Code as enacted in the Commonwealth of Massachusetts or as described in the Prospectus. If the Prospectus indicates that certificates for Shares are available and if specifically requested in writing by any shareholder, or if otherwise required hereunder, the Transfer Agent will countersign, issue and mail to such shareholder at the address set forth in the records of the Transfer Agent a Share certificate for any full Share requested.

     6. As of each Fund Business Day the Transfer Agent shall furnish the Fund with an advice setting forth the number and dollar amount of Shares to be redeemed on such Fund Business Day in accordance with paragraph 2 of this Article.

     7. Upon receipt of a proper redemption request and moneys paid to it by the Custodian in connection with a redemption of Shares, the Transfer Agent shall cancel the redeemed Shares and after making appropriate deduction for any withholding of taxes required of it by applicable law (a) in the case of a redemption of Shares pursuant to a redemption described in preceding paragraph 1(a) of this Article, make payment in accordance with the Fund's redemption and payment procedures described in the Prospectus, and (b) in the case of a redemption of Shares pursuant to a computer tape described in preceding paragraph 1(b) of this Article, make payment by directing a federal funds wire order to the account previously designated by the Approved Institution specified in said computer tape.

     8. The Transfer Agent shall not be required to issue any Shares after it has received from an Officer of the Fund or from an appropriate federal or state authority written notification that the sale of Shares has been suspended or discontinued, and the Transfer Agent shall be entitled to rely upon such written notification.

     9.  Upon the issuance of any Shares in accordance with this

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Agreement the Transfer Agent shall not be responsible for the payment of any original issue or other taxes required to be paid by the Fund in connection with such issuance of any Shares.

     10. The Transfer Agent shall accept a computer tape consistent with the Transfer Agent's tape layout package, as amended from time to time, which is reasonably believed by the Transfer Agent to be furnished by or on behalf of any Approved institution and is represented to be instructions with respect to the transfer of Shares from one account of such Approved Institution to another such account, and shall effect the transfers specified in said computer tape. The Transfer Agent shall not be liable for any losses to the Fund or its shareholders in the event that a computer tape or electronic data transmission from an Approved Institution is unable to be processed for any reason beyond the control of the Transfer Agent, or if any of the information on such tape or transmission is found to be incorrect.

     11.(a) Except as otherwise provided in sub-paragraph (b) of this paragraph and in paragraph 13 of this Article, Shares will be transferred or redeemed upon presentation to the Transfer Agent of Share certificates or instructions properly endorsed for transfer or redemption, accompanied by such documents as the Transfer Agent deems necessary to evidence the authority of the person making such transfer or redemption, and bearing satisfactory evidence of the payment of stock transfer taxes. In the case of small estates where no administration is contemplated, the Transfer Agent may, when furnished with an appropriate surety bond, and without further

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approval of the Fund, transfer or redeem Shares registered in the name of a decedent where the current market value of the Shares being transferred does not exceed such amount as may from time to time be prescribed by various states. The Transfer Agent reserves the right to refuse to transfer or redeem Shares until it is satisfied that the endorsement on the stock certificate or instructions is valid and genuine, and for that purpose it will require, unless otherwise instructed by an authorized officer of the Fund, a guarantee of signature by an "Eligible Guarantor Institution" as that term is defined by SEC Rule 17Ad-15. The Transfer Agent also reserves the right to refuse to transfer or redeem Shares until it is satisfied that the requested transfer or redemption is legally authorized, and it shall incur no liability for the refusal, in good faith, to make transfers or redemptions which the Transfer Agent, in its judgement, deems improper or unauthorized, or until it is satisfied that there is no basis to any claims adverse to such transfer or redemption. The Transfer Agent may, in effecting transfers and redemptions of Shares, rely upon those provisions of the Uniform Act for the Simplification of Fiduciary Security Transfers or the Uniform Commercial Code, as the same may be amended from time to time, applicable to the transfer of securities, and the Fund shall indemnify the Transfer Agent for any act done or omitted by it in good faith in reliance upon such laws. In no event will the Fund indemnify the Transfer Agent for any act done by it as a result of willful misfeasance, bad faith, gross negligence or reckless disregard of its duties.

     (b) Notwithstanding the foregoing or any other provision contained in this Agreement to the contrary, the Transfer Agent shall be fully protected by the Fund in not requiring any instruments, documents, assurances, endorsements or guarantees, including, without limitation, any signature guarantees, in connection with a redemption, or transfer, of Shares whenever the Transfer Agent reasonably believes that requiring the same would be inconsistent with the transfer and redemption procedures as described in the Prospectus.

     12. Notwithstanding any provision contained in this agreement to the contrary, the Transfer Agent shall not be required or expected to require, as a condition to any transfer of any Shares pursuant to paragraph 11 of this Article or any redemption of any Shares pursuant to a computer tape described in this Agreement, any documents, including, without limitation, any documents of the kind described in sub-paragraph (a) of paragraph 12 of this Article, to evidence the authority of the person requesting the transfer or redemption and/or the payment of any stock transfer taxes, and shall be fully protected in acting in accordance with the applicable provisions of this Article.

     13.(a) As used in this Agreement, the terms "computer tape" and "computer tape believed by the Transfer Agent to be furnished by an Approved Institution", shall include any tapes generated by the Transfer Agent to reflect information believed by the Transfer Agent to have been inputted by an Approved Institution, via a remote terminal or other similar link, into a data processing, storage, or collection system, or similar system (the "System"), located on the Transfer Agent's premises. For purposes of paragraph 1 of this Article, such a computer tape shall be deemed to have been furnished at such times as are agreed upon from time to time by the Transfer Agent and Fund only if the information reflected thereon was inputted into the System at such times as are agreed upon from time to time by the Transfer Agent and the Fund.

     (b) Nothing contained in this Agreement shall constitute any agreement or representation by the Transfer Agent to permit, or to agree to permit, any Approved Institution to input information into a System.

     (c) The Transfer Agent reserves the right to approve, in advance, any Approved Institution, such approval not to be unreasonably withheld. The Transfer Agent also reserves the right to terminate any and all automated data communications, at its discretion, upon a reasonable attempt to notify the Fund when in the opinion of the Transfer Agent continuation of such communications would jeopardize the accuracy and/or integrity of the Fund's records on the System.

                                  ARTICLE VI

                          DIVIDENDS AND DISTRIBUTIONS

     1. The Fund shall furnish to the Transfer Agent a copy of a resolution of its Board of Trustees, certified by the Secretary or any Assistant Secretary, either (i) setting forth the date of the declaration of a dividend or distribution, the date of accrual or payment, as the case may be, thereof, the record date as of which

Shareholders entitled to payment, or accrual, as the case may be, shall be determined, the amount per Share of such dividend or distribution, the payment date on which all previously accrued and unpaid dividends are to be paid, and the total amount, if any, payable to the Transfer Agent on such payment date, or
(ii) authorizing the declaration of dividends and distributions on a daily or other periodic basis and authorizing the Transfer Agent to rely on a Certificate setting forth the information described in subsection (i) of this paragraph.

     2. Upon the mail date specified in such Certificate or resolution, as the case may be, the Fund shall, in the case of a cash dividend or distribution, cause the Custodian to deposit in an account in the name of the Transfer Agent on behalf of the Fund an amount of cash, if any, sufficient for the Transfer Agent to make the payment, as of the mail date, specified in such Certificate or resolution, as the case may be, to the Shareholders who were of record on the record date. The Transfer Agent will, upon receipt of any such cash, make payment of such cash dividends or distributions to the shareholders of record as of the record date by: (i) mailing a check, payable to the registered shareholder, to the address of record or dividend mailing address, or (ii) wiring such amounts to the accounts previously designated by an Approved Institution, as the case may be. The Transfer Agent shall not be liable for any improper payments made in good faith and without negligence, in accordance with a Certificate or resolution described in the preceding paragraph. If the Transfer Agent shall not received from the Custodian sufficient cash to make payments of any cash dividend or distribution to all shareholders of the Fund as of the record date, the Transfer Agent shall, upon notifying the Fund, withhold payment to all shareholders of record as of the record date until sufficient cash is provided to the Transfer Agent.

     3. It is understood that the Transfer Agent shall in no way be responsible for the determination of the rate or form of dividends or capital gain distributions due to the shareholders. It is expressly agreed and understood that the Transfer Agent is not liable for any loss as a result of processing a distribution based on information provided in the Certificate that is incorrect. The Fund agrees to pay the Transfer Agent for any and all costs, both direct and out-of-pocket expenses, incurred in such corrective work as necessary to remedy such error.

     4. It is understood that the Transfer Agent shall file such appropriate information returns concerning the payment of dividend and capital gain distributions with the proper federal, state and local authorities as are required by law to be filed by the Fund but shall in no way be responsible for the collection or withholding of taxes due on such dividends or distributions due to shareholders, except and only to the extent, required by applicable law.

                                  ARTICLE VII

                              CONCERNING THE FUND

     1. The Fund represents to the Transfer Agent that:

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          (a) It is a business trust duly established and existing under the laws of the Commonwealth of Massachusetts.

          (b) It is empowered under applicable laws and by its Declaration of Trust and By-Laws to enter into and perform this Agreement.

          (c) All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

          (d) It is an investment company registered under the Investment Company Act of 1940, as amended.

          (e) A registration statement under the Securities Act of 1933, as amended, with respect to the Shares is effective. The Fund shall notify the Transfer Agent if such registration statement or any state securities registrations have been terminated or a stop order has been entered with respect to the Shares.

     2. Each copy of the Declaration of Trust of the Fund and copies of all amendments thereto shall be certified by the Secretary of State (or other appropriate official) of the state of organization, and if such Declaration of Trust and/or amendments are required by law also to be filed with a county or other officer or official body, a certificate of such filing shall be filed with a certified copy submitted to the Transfer Agent. Each copy of the By-Laws and copies of all amendments thereto, and copies of resolutions of the Board of Trustees of the Fund, shall be certified by the Secretary of the Fund under seal.

     3. The Fund shall promptly deliver to the Transfer Agent written notice of any change in the Officers authorized to sign

Share Certificates, notifications or requests, together with a specimen signature of each new Officer. In the event any Officer who shall have signed manually or whose facsimile signature shall have been affixed to blank Share certificates shall die, resign or be removed prior to issuance of such Share certificates, the Transfer Agent may issue such Share certificates of the Fund notwithstanding such death, resignation or removal, and the Fund shall promptly deliver to the Transfer Agent such approval, adoption or ratification as may be required by law.

     4. It shall be the sole responsibility of the Fund to deliver to the Transfer Agent the Fund's currently effective Prospectus and any supplements, and, for purposes of this Agreement, the Transfer Agent shall not be deemed to have notice of any information contained in such Prospectus until a reasonable time after it is actually received by the Transfer Agent.

                                 ARTICLE VIII

                         CONCERNING THE TRANSFER AGENT

     1.  The Transfer Agent represents and warrants to the Fund that:

         (a) It is a corporation duly organized and existing under the laws of the State of Delaware.

         (b) It is empowered under applicable law and by its Charter and By-laws to enter into and perform this Agreement.

         (c) All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

         (d)  It is duly registered as a transfer agent under

Section 17A of the Securities Exchange Act of 1934, as amended.

     2. The Transfer Agent shall not be liable and shall be indemnified in acting upon any computer tape, writing or document reasonably believed by it to be genuine and to have been signed or made by an Officer of the Fund or person designated by the Fund and shall not be held to have any notice of any change of authority of any person until receipt of written notice thereof from the Fund or such person. It shall also be protected in processing Share certificates which bear the proper countersignature of the Transfer Agent and which it reasonably believes to bear the proper manual or facsimile signature of the Officers of the Fund.

     3. The Transfer Agent upon notice to the Fund may establish such additional procedures, rules and regulations governing the transfer or registration of Share certificates as it may deem advisable and consistent with such rules and regulations generally adopted by mutual fund transfer agents.

     4. The Transfer Agent shall keep such records as are specified in Schedule II hereto in the form and manner, and for such period, as it may deem advisable and is agreeable to the Fund but not inconsistent with the rules and regulations of appropriate government authorities, in particular Rules 31a-2 and 31a-3 under the Investment Company Act of 1940, as amended. The Transfer Agent acknowledges that such records are the property of the Fund. The Transfer Agent may deliver to the Fund from time to time at its discretion, for safekeeping or disposition by the Fund in accordance with law, such records, papers, documents accumulated in the execution of its duties as such Transfer Agent, as the Transfer Agent may deem expedient, other than those which the Transfer Agent is itself required to maintain pursuant to applicable laws and regulations. The Fund shall assume all responsibility for any failure thereafter to produce any record, paper, cancelled Share certificate, or other document so returned, if and when required. The records specified in Schedule II hereto maintained by the Transfer Agent pursuant to this paragraph 4, which have not been previously delivered to the Fund pursuant to the foregoing provisions of this paragraph 4, shall be considered to be the property of the Fund, shall be made available upon request for inspection by the officers, employees, and auditors of the Fund, and records shall be delivered to the Fund upon request and in any event upon the date of termination of this Agreement, as specified in Article IX of this Agreement, in the form and manner kept by the Transfer Agent on such date of termination or such earlier date as may be requested by the Fund.

     5. The Transfer Agent shall not be liable for any loss or damage, including counsel fees, resulting from its actions or omissions to act or otherwise, except for any loss or damage arising out of its bad faith, negligence, willful misfeasance, gross negligence or reckless disregard of its duties under this agreement.

     6a. The fund shall indemnify and exonerate, save and hold harmless the Transfer Agent from and against any and all claims (whether with or without basis in fact or law), demands, expenses

(including reasonable attorney's fees) and liabilities of any and every nature which the Transfer Agent may sustain or incur or which may be asserted against the Transfer Agent by any person by reason of or as a result of any action taken or omitted to be taken by any prior transfer agent of the Fund or as a result of any action taken or omitted to be taken by the Transfer Agent in good faith and without negligence or willful misconduct or in reliance upon (i) any provision of this Agreement; (ii) the Prospectus; (iii) any instruction or order including, without limitation, any computer tape reasonably believed by the Transfer Agent to have been received from an Approved Institution; (iv) any instrument, order or Share certificate reasonably believed by it to be genuine and to be signed, countersigned or executed by any duly authorized Officer of the Fund; (v) any Certificate or other instructions of an Officer; or (vi) any opinion of legal counsel for the fund or the Transfer Agent. The Fund shall indemnify and exonerate, save and hold the Transfer Agent harmless from and against any and all claims (whether with or without basis in fact or law), demands, expenses (including reasonable attorney's fees) and liabilities of any and every nature which the Transfer Agent may sustain or incur or which may be asserted against the Transfer Agent by any person by reason of or as a result of any action taken or omitted to be taken by the Transfer Agent in good faith in connection with its appointment or in reliance upon any law, act, regulation or any interpretation of the same even though such law, act or regulation may thereafter have been altered, changed, amended or repealed.

        6b. The Transfer Agent shall not settle any claim, demand, expense or liability to which it may seek indemnity pursuant to paragraph 6(a) above (each, an "Indemnifiable Claim") without the express written consent of an Officer of the Fund. The Transfer Agent shall notify the Fund within 15 days of receipt of notification of an Indemnifiable Claim, provided that the failure by the Transfer Agent to furnish such notification shall not impair its right to seek indemnification from the Fund unless the Fund is unable to adequately defend the Indemnifiable Claim as a result of such failure, and further provided, that if as a result of the Transfer Agent's failure to provide the Fund with timely notice of the institution of litigation a judgment by default is entered, prior to seeking indemnification from the Fund the Transfer Agent, at its own cost and expense, shall open such judgment. The Fund shall have the right to defend any Indemnifiable Claim at its own expense, provided that such defense shall be conducted by counsel selected by the Fund and reasonably acceptable to the Transfer Agent. The Transfer Agent may join in such defense at its own expense, but to the extent that it shall so desire the Fund shall direct such defense. The Fund shall not settle any Indemnifiable Claim without the express written consent of the Transfer Agent if the Transfer Agent determines that such settlement would have an adverse effect on the Transfer Agent beyond the scope of this Agreement. In such event, each of the Fund and the Transfer Agent shall be responsible for their own defense at their own cost and expense, and such claim shall not be deemed an Indemnifiable Claim hereunder. If the Fund shall fail or refuse to defend an Indemnifiable Claim, the Transfer Agent may provide its own defense at the cost and expense of the Fund. Anything in this Agreement to the contrary notwithstanding, the Fund shall not indemnify the Transfer Agent against any liability or expense arising out of the Transfer Agent's willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement. The Transfer Agent shall indemnify and hold the Fund harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to any action or failure or omission to act by the Transfer Agent as a result of the Transfer Agent's lack of good faith, negligence or willful misconduct.

     7. The Transfer Agent shall not be liable to the Fund with respect to any redemption draft on which the signature of the drawer is forged and which the Fund's Custodian or Cash Management bank has advised the Transfer Agent to honor the redemption; nor shall Transfer Agent be liable for any material alteration or absence or forgery of any endorsement, it being understood that the Transfer Agent's sole responsibility with respect to inspecting redemption drafts is to use reasonable care to verify the drawer's signature against signatures on file.

     8. There shall be excluded from the consideration of whether the Transfer Agent has been negligent or has breached this Agreement, any period of time, and only such period of time, during which the Transfer Agent's performance is materially affected, by reason of circumstances beyond its control (collectively, "Causes"), including, without limitation (except as provided below), (a) mechanical breakdowns of equipment (including any alternative power supply and operating systems software), flood or catastrophe, acts of God, failures of transportation, communication or power supply, strikes, lockouts, work stoppages or other similar circumstances.

     9. At any time the Transfer Agent may apply to an Officer of the Fund for written instructions with respect to any matter arising in connection with the Transfer Agent's duties and obligations under this Agreement, and the Transfer Agent shall not be liable for any action taken or permitted by it in good faith in accordance with such written instructions. Such application by the Transfer Agent for written instructions from an Officer of the Fund may set forth in writing any action proposed to be taken or omitted by the Transfer Agent with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken. The Transfer Agent shall not be liable for any action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein unless, prior to taking or omitting any such action, the Transfer Agent has received written instructions in response to such application specifying the action to be taken or omitted. The Transfer Agent may consult counsel of the Fund, or upon notice to the Fund, its own counsel, at the expense of the Fund and shall be fully protected with respect to anything done or omitted by it in good faith in accordance with the advice or opinion of counsel to the Fund or its own counsel.

     10. The Transfer Agent may issue new Share certificates in place of certificates represented to have been lost, stolen, or destroyed upon receiving written instructions from the shareholder accompanied by proof of an indemnity or surety bond issued by a recognized insurance institution specified by the Fund or the Transfer Agent. If the Transfer Agent receives written notification from the shareholder or broker dealer that the certificate issued was never received, and such notification is made within 30 days of the date of issuance, the Transfer Agent may reissue the certificate without requiring a surety bond. The Transfer Agent may also reissue certificates which are represented as lost, stolen, or destroyed without requiring a surety bond provided that the notification is in writing and accompanied by an indemnification signed on behalf of a member firm of the New York Stock Exchange and signed by an officer of said firm with the signature guaranteed. Notwithstanding the foregoing, the Transfer Agent will reissue a certificate upon written authorization from an Officer of the Fund.

     11. In case of any requests or demands for the inspection of the shareholder records of the Fund, the Transfer Agent will endeavor to notify the Fund promptly and to secure instructions from an Officer as to such inspection. The Transfer Agent reserves the right, however, to exhibit the shareholder records to any person whenever it receives an opinion from its counsel that there is a reasonable likelihood that the Transfer Agent will be held liable for the failure to exhibit the shareholder records to such person; provided, however, that in connection with any such disclosure the Transfer Agent shall promptly notify the Fund that such disclosure has been made or is to be made.

     12. At the request of an Officer of the Fund the Transfer Agent will address and mail such appropriate notices to shareholders as the Fund may direct.

     13. Notwithstanding any of the foregoing provisions of this Agreement, the Transfer Agent shall be under no duty or obligation to inquire into, and shall not be liable for:

          (a) The legality of the issue or sale of any Shares, the sufficiency of the amount to be received therefor, or the authority of the Approved Institution or of the Fund, as the case may be, to request such sale or issuance;

          (b) The legality of a transfer of Shares, or of a redemption of any Shares, the propriety of the amount to be paid therefor, or the authority of the Approved Institution or of the Fund, as the case may be, to request such transfer or redemption;

          (c) The legality of the declaration of any dividend by the Fund, or the legality of the issue of any Shares in payment of any stock dividend; or

          (d)  The legality of any recapitalization or readjustment of Shares.

     14. The Transfer Agent shall be entitled to receive and the Fund hereby agrees to pay to the Transfer Agent for its performance hereunder, including its performance of the duties and functions set forth in
Schedule I hereto, (i) its reasonable out-of-pocket expenses (including reasonable legal expenses and attorney's fees) incurred in connection with its performance hereunder and (ii) such compensation as may be agreed upon in writing from time to time by the Transfer Agent and the Fund.

     15. The Transfer Agent shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Transfer Agent.

     16.  Purchase and Prices of Services.

          (a) The Fund will compensate the Transfer Agent for, and Transfer Agent will provide, beginning on the execution date of this Agreement and continuing will the termination of this Agreement as provided hereinafter, the Services set forth in Schedule I.

          (b)  The current unit prices for the Services are set forth in
Schedule III (the "Schedule III Fee Schedule''). Once in each calendar year, the Transfer Agent may elect to raise the Schedule III Fees upon ninety (90) days prior notice to the Fund. Notwithstanding the annual right to raise the Schedule III Fees, the Transfer Agent may increase prices due to changes in legal or regulatory requirements. Any increases in prices or one-time charges due to changes in the legal or regulatory requirements will be subject to the approval of the Fund, which approval shall not be unreasonably withheld.

     17.  Billing and Payment.

          (a) The Transfer Agent shall bill the Fund as follows: (i) monthly in arrears for Accounts maintained and in arrears for any Out-of-Pocket Expenses incurred by the Transfer Agent, provided, however, that with respect to Out-of-Pocket Expenses the Transfer Agent shall provide the Fund monthly with an amount to be advanced to the Transfer Agent for estimated postage expenses for the following month. Documentation to support reconciliation of actual postal charges will be provided to the Fund monthly. The Transfer Agent may from time to time request the Fund to make additional advances when appropriate.

          (b) The Fund shall pay the Transfer Agent in immediately available funds at United Missouri Bank in Kansas City, Missouri within thirty (30) days of the date of the bill. If the Fund disputes any portion of the bill, it must communicate those disputed portions in writing to the Transfer Agent and pay all undisputed portions of the bill within the time prescribed above. The Fund agrees to pay interest at a rate of 1 1/2% per month on all undisputed and delinquent fees and charges.

                                  ARTICLE IX

                                  TERMINATION

     Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than 60 days after the date of receipt of such notice. In the event such notice is given by the Fund, it shall be accompanied by a copy of a resolution of the Board of Trustees of the Fund, certified by the Secretary or any Assistant Secretary, electing to terminate this Agreement and designating the successor transfer agent or transfer agents. In the event such notice is given by the Transfer Agent, the Fund shall on or before the termination date, deliver to the Transfer Agent a copy of a resolution of its Board of Trustees certified by the Secretary or any Assistant Secretary designating a successor transfer agent or transfer agents. In the absence of such designation by the Fund, the Fund shall upon the date specified in the notice of termination of this Agreement and delivery of the records maintained hereunder, be deemed to be its own transfer agent and the Transfer Agent shall thereby be relieved of all duties and responsibilities pursuant to this Agreement.

     In the event this Agreement is terminated as provided herein, the Transfer Agent, upon the written request of the Fund, shall deliver the records of the Fund on electromagnetic media to the Fund or its successor transfer agent. The Fund shall be responsible to the Transfer Agent for the reasonable costs and expenses associated with the preparation and delivery of such media.

                                   ARTICLE X

                                 MISCELLANEOUS

     1. The Fund agrees that prior to effecting any change in the Prospectus which would increase or alter the duties and obligations of the Transfer Agent hereunder, it shall advise the Transfer Agent of such proposed change at least 30 days prior to the intended date of the same, and shall proceed with such change only if it shall have received the written consent of the Transfer Agent thereto, which shall not be unreasonably withheld.

     2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given if addressed to the Fund and mailed or delivered to Marquis Funds c/o SEI Corporation, 680 East Swedesford Road, Wayne, PA 19087 or at such other place as the Fund may from time to time designate in writing.

     3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Transfer Agent shall be sufficiently given if addressed to the Transfer Agent and mailed or delivered to the Secretary at 120 South LaSalle, Chicago, IL, with a copy to the President at 811 Main Street, Kansas City, MO, or at such other place as the Transfer Agent may from time to time designate in writing.

     4. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the formality of this Agreement.

     5. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns. This Agreement shall not be assignable by either party without the written consent of the other party, except that the Transfer Agent may assign this Agreement to a corporate affiliate with advance written notice to the Fund.

     6. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

     7. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original; but such counterparts shall, together, constitute only one instrument.

     8. The provisions of this Agreement are intended to benefit only the Transfer Agent and the Fund, and no rights shall be granted to any other person by virtue of this Agreement.

     9. (a) The Transfer Agent will endeavor to assist in resolving shareholder inquiries and errors relating to the period during which prior transfer agents acted as such for the Fund. Any such inquiries or errors which cannot be expediently resolved by the Transfer Agent will be referred to the Fund.

        (b) The Transfer Agent shall only be responsible for the safekeeping and maintenance of transfer agency records, cancelled certificates and correspondence of the Fund created or produced prior to the time of conversion which are under its control and acknowledged in a writing to the Fund to be in its possession. Any expenses or liabilities incurred by the Transfer Agent as a result of shareholder inquiries, regulatory compliance or audits related to such records and not caused as a result of Transfer Agent's bad faith, willful malfeasance or negligence shall be the responsibility of the Fund as provided in
Article VIII herein.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective corporate or trust officer, thereunto duly authorized and their respective corporate seals to be hereunto affixed, as the day and year first above written.

Supervised Service Company, Inc.                    Marquis Funds

By:     Robert W. Ciarlelli                By:        Kevin P. Robins
    ----------------------------               ----------------------------
          (Signature)                                  (Signature)

        Robert W. Ciarlelli                           Kevin P. Robins
    ----------------------------               ----------------------------
              (Name)                                      (Name)

             President                                 Vice President
    ----------------------------               ----------------------------
             (Title)                                     (Title)

             9/17/93                                     9/14/93
    ----------------------------               ----------------------------
          (Date Signed)                                (Date Signed)

                                  SCHEDULE I
                            DESCRIPTION OF SERVICES

     In consideration of the fees to be paid in such manner and at such times as Fund and Transfer Agent may agree, Transfer Agent will provide the services set forth below:

     Examine and Process New Accounts, Subsequent Payments, Liquidations, Exchanges, Telephone Transactions, Check Redemptions, Automatic Withdrawals, Certificate Issuance, Wire Order Trades, Dividends, Dividend Statements, Dealer Statements.

DAILY ACTIVITY
--------------

     Maintain the following shareholder information in such a manner as the Transfer Agent shall determine:

     Name and Address, including Zip Code

     Balance of Uncertificated Shares

     Balance of Certificated Shares

     Certificate number, number of shares, issuance date of each certificate outstanding and cancellation date for each certificate date for each certificate no longer outstanding, if issued

     Balance of dollars available for redemption

     Dividend code (daily accrual, monthly reinvest, monthly cash or quarterly cash)

     Type of account code

     Establishment date indicating the date an account was opened, carrying forward pre-conversion data as available

     Original establishment date for accounts opened by exchange

     W-9 withholding status and periodic reporting

     State of residence code

     Social Security or taxpayer identification number, and indication of certification

     Historical transactions on the account for the most recent 18 months, or other period as mutually agreed to from time-to-time

     Indication as to whether phone transactions can be accepted for this account. Beneficial owner code, i.e. male, female, joint tenant, etc.

     An alternate or "secondary" account number issued by a dealer (or bank, etc.) to a customer for use, inquiry and transaction input by "remote accessors"


FUNCTIONS
---------

     Answer investor and dealer telephone and/or written inquiries, except those concerning Fund policy, or requests for investment advice which will be referred to the Fund, or those which the Fund chooses to answer

     Deposit Fund share certificates into accounts upon receipt of instructions from the investor or other authorized person, if issued

     Examine and process transfers of shares insuring that all transfer requirements and legal documents have been supplied

     Process and confirm address changes

     Process standard account record changes as required, i.e. Dividend Codes, etc.

     Microfilm source documents for transactions, such as account applications and correspondence

     Perform backup withholding for those accounts which federal government regulations indicate is necessary

     Perform withholdings on liquidations, if applicable, for employee benefit plans. Prepare and mail 5498s and 1099R's

     Solicit missing taxpayer identification numbers

     Provide remote access inquiry to Fund records via Fund supplied hardware (Fund responsible for connection line and monthly fee)

REPORTS PROVIDED
----------------

     Daily Journals                         Reflecting all shares and dollar
                                            activity for the previous day

     Blue Sky Report                        Supply information monthly for
                                            Fund's preparation of

                                            Blue Sky Reporting

     N-SAR Report                           Supply monthly correspondence,
                                            redemption and liquidation
                                            information for use in fund's N-SAR
                                            Report

     Additionally, monthly average daily balance reports will be provided at the Fund's request to the Fund at no charge.

     Prepare and mail copies of summary statements to dealers and investment advisers

     Generate and mail confirmation statements for financial transactions

DIVIDEND ACTIVITY
-----------------

     Reinvest or pay in cash including reinvesting in other funds within the fund group serviced by the Transfer Agent as described in each Fund prospectus

     Distribute capital gains simultaneously with income dividends

DEALER SERVICES
---------------

     Prepare and mail confirmation statements to dealers daily

     Prepare and mail copies of statements to dealers, same frequency as investor as investor statements

ANNUAL MEETINGS
---------------

     Assist Fund in obtaining a qualified service to: address and mail proxies and related material, tabulate returned proxies and supply daily reports when sufficient proxies have been received

     Prepare certified list of stockholders, hard copy or microform

PERIODIC ACTIVITIES
-------------------

     Mail transaction confirmation statements daily to investors

     Address and mail four (4) periodic financial reports (material must be adaptable to Transfer Agent's mechanical equipment as reasonably specified by the Transfer Agent)

     Mail periodic statement to investors

     Compute, prepare and furnish all necessary reports to Governmental authorities: Forms 1099R, 1099DIV, 1099B, 1042 and 1042S

     Enclose various marketing material as designated by the Fund in statement mailings, i.e. monthly and quarterly statements (material must be adaptable to mechanical equipment as reasonably specified by the Transfer Agent)

                                  SCHEDULE II
                     RECORDS MAINTAINED BY TRANSFER AGENT

-   Account applications

-   Cancelled certificates plus stock powers and supporting documents

- Checks including check registers, reconciliation records, any adjustment records and tax withholding documentation

- Indemnity bonds for replacement of lost or missing stock certificates and checks

- Liquidation, redemption, withdrawal and transfer requests including stock powers, signature guarantees and any supporting documentation

                                 Schedule III

                          Transfer Agent Fee Schedule

                                 Marquis Funds


The following are annual per account fees that will be billed on a monthly basis at a rate of 1/12th the annual fee.

Open Accounts:

Daily Dividend Funds ....................................................$8.00

Non-Daily Dividend Funds ................................................$6.00

The above rates will increase by $.25
per dividend payment cycle. (e.g.,
quarterly dividends would add $1.00 to
the annual per account fee.) .............................$0.25/dividend cycle

The features listed below will add $1.00 per feature to the annual per account fee if they are utilized.

        Commission Reporting
        12(b)1
        Contingent Deferred Sales Charge (CDSC) ............$1.00/feature used

Closed/Zero Balance Accounts ............................................$2.40


Portfolio/Class Minimums

Less than 100 accounts .................................$1,000/month per class

100 accounts or greater ................................$1,500/month per class

Transaction Fees

Manually processed dollar/share and maintenance
activity ................................................$1.00 each transaction

Shareholder telephone inquiries ................................$1.00 each call

Shareholder Correspondence ...................................$1.00 each letter

Omnibus/House Account Transactions
(not to be included with the other
manually entered transactions) ...........................$2.50 per transaction

401K/retirement plan, payroll deduction
transactions .............................................$1.00 per transaction

New Account Establishment Fee ............................$4.00 per new account

ACH Transactions .........................................$1.50 per transaction

TIN Certification ........................................................$0.15

TIN Maintenance ..........................................................$0.25



Redemption Draft Processing:

Establishment of privilege ...................................$5.00 per account

Each draft presented for payment .........................................$1.00


Institutional Interface (MASII)
        User .....................................$250.00 per User ID/per Month
        Trade Processing .......................................$1.50 per Trade

                              Mail Services Fees

Statements:
-----------

        Daily
        Dividend
        On Request
        Interested Party
        Year End
        Dealer

Processing Charges:

        1 - 3500 pieces                                    .25
        3500 & up                                          .15
        Minimum Charge                                   20.00 per job

Special Handling Labor:                                  13.00 per hour

Inserting Surcharge:

        1 additional insert                                .002 each
        2 additional inserts                               .004 each
        3 additional inserts                               .006 each
        4 additional inserts                               .008 each
        5 additional inserts                               .010 each


Postage Rate:                                              First Class


Checks:
-------

        Daily
        Dividend
        Systematic Withdrawal Plan

Processing Charges:

        1 - 3500 pieces                                    .28 each
        3500 & up                                          .20 each
        Minimum Charge                                   20.00 per job

Special Handling Labor:                                  13.00 per hour

Inserting Surcharge:

        1 additional insert                 .002 each
        2 additional inserts                .004 each
        3 additional inserts                .006 each
        4 additional inserts                .008 each
        5 additional inserts                .010 each

Postage Rate:                               First Class


Wire Order Invoices:
--------------------

Processing Charges:                         .09 each

Postage Rate:                               First Class


Tax Statements:
---------------

        1099 Div
        1099 INT
        1099 B
        5498

Processing Charges:

        1 - 3500 pieces                     .15 each
        3500 & up                           .10 each
        Minimum Charge                    20.00 per job

Special Handling Labor:                   13.00 per hour

Inserting Surcharge:                        .01 each

Postage Rate:                               First Class

TIN Solicitations - Daily/Bulk
------------------------------

        W-8's
        W-9's

Processing Charges:                         .55 each

        Minimum Charge                    20.00 per job

Special Handling Labor:                   13.00 per hour

Inserting Surcharge:

        1 additional insert                 .002 each
        2 additional inserts                .004 each
        3 additional inserts                .006 each
        4 additional inserts                .008 each
        5 additional inserts                .010 each

Postage Rate:                               First Class

Bulk Mailings
-------------

Labeling:

        1 - 3500 pieces                     .015 each
        3501 & up                           .012 each

Folding (if necessary):

        1 - 3500 pieces                     .010 each
        3501 & up                           .007 each

Processing Charges:

        1 - 3500 pieces                     .17 each
        3500 & up                           .10 each
        Minimum Charge                    20.00 per job
Special Handling Labor:                   13.00 per hour


Inserting Surcharge:

        1 additional insert                 .002 each
        2 additional inserts                .004 each
        3 additional inserts                .006 each
        4 additional inserts                .008 each
        5 additional inserts                .010 each

Postage Rate:                               As Directed

                            Out of Pocket Expenses


Out-of-Pocket expenses shall include but not be limited to, postage (and first class mail insurance in connection with mailing share certificates), envelopes, check forms, continuous forms, forms for reports and statements, stationary, and other similar items, telephone and telegraph charges incurred in answering inquiries from dealers or shareholders, microfilm used each year to record the previous year's transactions in the shareholder accounts and computer tapes used for permanent storage of records and cost of insertion of materials in mailing envelopes, and any special or exception processing. Any labor costs associated with the foregoing shall also be considered as out-of-pocket. SSC may also require advanced payment of postage for mass mailings.

In addition to the above, charges for Cash Management services, out-of-pocket expenses, and any specialized interfaces and/or enhancements to the existing processing routines will be billed as incurred.